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                                                                   EXHIBIT 10(e)


                                     E-128

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                  CONSULTING AGREEMENT BETWEEN THE COMPANY AND
                DR. WILLIAM W. HALL, DATED AS OF JANUARY 1, 1996

                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT ("Agreement"), dated as of January 1, 1996, between Virologix Corporation, a Delaware corporation having offices at 666 Third Avenue, 30th Floor, New York, NY 10017 and Dr. William W. Hall, c/o The Rockefeller University, 1230 York Avenue, New York, NY 10021 ("Consultant").

      WHEREAS, the Company has entered into a License and Research Support Agreement, dated as of February 27, 1996 ("the "License Agreement") with Consultant's current employer The Rockefeller University ("Rockefeller") covering certain technology relating to vaccines and therapeutics, and the development of animal models for use in pharmaceutical discovery.

      WHEREAS, in connection with the License Agreement and the Company's support of scientific research to be engaged in by Rockefeller thereunder, the Company desires to retain Consultant, and Consultant desires to be retained, as a part-time Chief Scientific Advisor, all pursuant to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

            1. Duties. The Company hereby retains the Consultant as its part-time Chief Scientific Advisor, to assist in the administration of the License Agreement and in the performance of scientific research thereunder in research laboratories at Rockefeller (the "Consulting Services"), and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of his ability. In this regard, Consultant shall devote an average of 19% of his business time and attention to matters on which the Company shall request his services, subject to the direction of senior management of the Company.

            2. Term. The Consultant's retention hereunder shall be for a term of two (2) years (the "Initial Term") commencing as of the date hereof, and shall be automatically renewed for up to three additional one (1) year periods (each period a "Renewal Term"; together with the Initial Term, the "Consultancy Period") unless either party notifies the other in writing of its intention not to so renew this Agreement no less than 90 days prior to the expiration of the Initial Term or any Renewal Term.

            3. Place of Performance. In connection with rendering Consulting Services to the Company, Consultant shall be based in New York, NY, where the Company currently has its executive offices and where Rockefeller's research laboratories currently are located. Consultant acknowledges that the Company may require that from time to time Consultant travel on behalf of the Company in connection with scientific conferences or meetings with potential strategic or financial partners or advisors, or in connection with potential financing transactions, and the Company shall give Consultant reasonable prior notice of such requirements and an approximation of the number of days that Consultant's services will be required.

            4. Compensation and Expenses.

            (a) In consideration for Consultant's performing the Consulting Services for the Company, the Company shall pay to Consultant a consulting fee of $75,000 per year, payable quarterly in advance.


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            (b) In addition to its consulting fees, Consultant may also be paid annual bonuses and other compensation, including stock options, as may be determined by the Board of Directors of the Company.

            (c) The Company will reimburse Consultant for actual out-of-pocket expenses incurred in connection with the performance of the Consulting Services, provided that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.

            5. Employee Benefit Plans. Because Consultant is a consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

            6. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Consulting Services be delegated or transferred by Consultant without the prior written consent of the Company.

            7. Termination.

            (a) This Agreement may only be terminated by the Company for Cause, or upon Consultant's death or Disability.

            (b) The Company shall have "Cause" to terminate this Agreement upon
(i) Consultant's conviction of, or plea of "no contest" to, any felony; or (ii) any material breach by Consultant of any provision of this Agreement.

            (c) "Disability" shall mean Consultant's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine month period). The Company shall give Consultant written notice of termination which shall take effect thirty (30) days after the date it is sent to Consultant unless Consultant shall have returned to the performance of his duties hereunder during such thirty (30) day period (whereupon such notice shall become void).

            (d) In the event of a termination of this Agreement for Cause, or Consultant's death or Disability, Consultant shall receive consulting fees only to the Date of Termination. If the Company shall terminate Consultant other than for Cause or his death or Disability, the Company shall be obligated to pay

Consultant the full amount of compensation due Consultant hereunder through the completion of the Initial Term, or the Renewal Term, as the case may be, then in effect at the time of termination.

            8. Inventions, Patents and Technology. Consultant shall promptly and fully disclose to the Company any and all inventions, methods, improvements, discoveries, original works of authorship, trade secrets, or other intellectual property conceived, developed or reduced to practice by Consultant or any of his employees, consultants or research assistants, during the performance of the Consulting Services hereunder or derived from Confidential Information, as hereinafter defined, including without limitation, as relates to the Core Technology, as defined in the License Agreement (collectively, "Work Product"). Consultant shall treat all Work Product as the Confidential Information of the Company. Consultant agrees and does hereby assign to the Company and its successors and assigns, without further consideration, his entire right, title and interest in and to all Work Product developed during the performance of Consulting Services hereunder or derived from any Confidential Information, whether or not


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patentable or copyrightable, subject only to the provisions of the License
Agreement and Rockefeller's rights thereunder and any other existing written agreement Consultant may have with Rockefeller. Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights relating to the Work Product. The parties acknowledge that all original works of authorship that are made by Consultant within the scope of the Consulting Services and that may be protected by copyrighted are "works made for hire," as that time is defined in the United States Copyright Act (17 USC Section 101).

            9. Covenants.

            (a) Consultant hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Company not in the public domain ("Confidential Information") disclosed by the Company in the course of performing Consulting Services with the Company is attributable substantially to the fact that such Confidential Information is maintained by the Company in the strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Consultant, therefore, covenants and agrees to keep strictly secret and confidential the Confidential Information of the Company in accordance with the following provisions of this Section 9(a), subject only to the provisions of the License Agreement and Rockefeller's rights thereunder. Consultant covenants and agrees to safeguard the Confidential Information of the Company disclosed to or otherwise acquired by Consultant in the course of performing Consulting Services and to prevent the disclosure or other dissemination thereof to any third party, or the use thereof by any competitor. In implementation of the foregoing, Consultant shall not disclose any of the Confidential Information of the Company to any employee, consultant or research assistant except those for whom disclosure is necessary for the effective performance of their responsibilities as employees, consultants or research assistants and, in each case, only to the extent required for such effective performance of responsibilities by employees, consultants or research assistants to whom such disclosure is made pursuant to this Section 9(a). The obligations undertaken by Consultant pursuant to this
Section 9(a) shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or admission by Consultant, or his employees, consultants or research assistants, in contravention of the obligations hereinabove set forth in this Section 9(a), and such obligations shall, as so limited, survive expiration or termination of this Agreement.

            (b) Consultant shall not, during or after the term of this Agreement, make any statement or do any act which will disparage or injure the goodwill or reputation of the Company.

            (c) Consultant acknowledges and agrees that (i) the principal business of the Company is development of the Core Technology, as defined in the License Agreement; (ii) he is one of the limited number of persons who has developed such business; (iii) the business of the Company is conducted primarily throughout the United States but also internationally; (iv) his work for the Company has included the identification and solicitation of present and prospective strategic partners; (v) his work for the Company has provided him, and his consulting services for the Company will continue to provide him, with confidential information. To induce the Company to enter into this Agreement, Consultant covenants and agrees that:

                  (i) From the date hereof and until the date that is two (2) years from the expiration of the Consultancy Period (the "Restricted Period"), Consultant shall not unless with written consent of the Company:


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            (A) engage in the business of research and development of the Core
            Technology, or, (I) during the Consultancy Period, engage in the business of research and development of any other products or processes in which the Company is engaged during the term of this Agreement or in any other business presently being conducted or which may from time to time be conducted by the Company, or, (II) during the two year period after the end of the Consultancy Period, engage in the business of research and development of any other products or processes in which the Company had been engaged at the end of the Consultancy Period or for the six (6) months prior thereto or in any other business conducted by the Company at the end of the Consultancy Period or for the six (6) months prior thereto (collectively the "Prohibited Activity") in the United States or elsewhere for his own account;

            (B) directly or indirectly, enter the employ of, or render any services to, any individual, corporation, partnership or other business entity (a "Person") engaged in any Prohibited Activity in the United States or elsewhere; or

            (C) become interested in any Person engaged in any Prohibited

            Activity in the United States, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Consultant may own directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if Consultant (x) is not a controlling person of, or a member of a group which controls, such person or (y) does not, directly or indirectly, own 5% or more of any class of securities of such person;

                  (ii) directly or indirectly hire, engage or retain any person which at any time during the Restricted Period or for the two year period prior thereto was a supplier, client or customer of the Company, or directly or indirectly solicit, entice or induce any such person to become, a supplier, client or customer of any other person engaged in any Prohibited Activity; or

                  (iii) directly or indirectly hire, employ or retain any person who at any time was an employee of the Company or directly or indirectly solicit, entice, induce or encourage any such person to become employed by any other person.

            (d) The restrictions of Section 9(c) shall continue to apply in the event that the Consultant elects not to renew this Agreement in accordance with the provisions of Section 2.

            (e) Notwithstanding the foregoing, the restrictions of Section 9(c) shall not apply in the event Consultant is terminated without Cause by the Company or if the rights to the Core Technology revert back to The Rockefeller University.

            (f) Consultant hereby acknowledges that the covenants and agreements contained in Sections 8 and 9 (the "Restrictive Covenants") are reasonable and valid in all respects and that the Company is entering into this Agreement, inter alia, on such acknowledgment. If Consultant breaches, or threatens to commit a breach, of any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; (ii) the right and remedy to require Consultant


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to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Consultant as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Consultant shall account for and pay over such Benefits to the Company; (iii) if any court determines that any of the

Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (iv) if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

            (g) The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

            10. Representations and Warranties. Consultant represents and warrants that he is not under any obligation, contractual or otherwise, to Rockefeller or to any other person, which would prevent his entering into this Agreement or prevent, impede or hinder his fully faithfully performing any of his duties and services hereunder.

            11. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:
            If, to Consultant:

                           Dr. William W. Hall
                           c/o Rockefeller University
                           1230 York Avenue
                           New York, NY 10021
                           Fax: 212-327-7584

            If, to the Company:

                           Virologix Corporation
                           666 Third Avenue, 30th Floor
                           New York, NY 10017
                           Attention: President
                           Fax: 212-986-2399

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            12. Miscellaneous. No provisions of this Agreement may be modified,

waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No


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agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.

            13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            14. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

      IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                                    VIROLOGIX CORPORATION

                                    By: /s/ Joshua D. Schein
                                       ----------------------------
                                       Authorized Officer


                                    /s/ William E. Hall
                                    -------------------------------
                                    Dr. William W. Hall


                                     E-134

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                       AMENDMENT TO CONSULTING AGREEMENT

            WHEREAS, Virologix Corporation, a Delaware corporation having offices at 666 Third Avenue, 30th Floor, New York, NY 10017 (the "Company") and Dr. William W. Hall, c/o University College Dublin, Department of Microbiology, Belfield, Dublin 4, Ireland (the "Consultant") have entered into a consulting agreement dated as of January 1, 1996 (the "Agreement").

            WHEREAS, the Consultant has relocated from The Rockefeller University to University College, Dublin ("Dublin"), the parties hereby amend the Agreement as follows:

            Paragraph 1 is amended to read:

            1. Duties. The Company hereby retains the Consultant as its part-time Chief Scientific Advisor, to assist in the administration of the License Agreement and in the performance of scientific research thereunder in research laboratories at Dublin (the "Consulting Services"), and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of his ability. In this regard, Consultant shall devote an average of 19% of his business time and attention to matters on which the Company shall request his services, subject to the direction of senior management of the Company.

            Paragraph 3 is amended to read:

            3. Place of Performance. In connection with rendering Consulting Services to the Company, Consultant shall be based in Dublin, Ireland, where Dublin's research laboratories currently are located. Consultant acknowledges that the Company may require that from time to time Consultant travel on behalf of the Company in connection with scientific conferences or meetings with potential strategic or financial partners or advisors, or in connection with potential financing transactions, and the Company shall give Consultant reasonable prior notice of such requirements and an approximation of the number of days that Consultant's services will be required.

            Paragraph 5 is amended to read:

            5. Inventions, Patents and Technology. Consultant shall promptly and fully disclose to the Company any and all inventions, methods, improvements, discoveries, original works of authorship, trade secrets, or other intellectual property conceived, developed or reduced to practice by Consultant or any of his employees, consultants or research assistants, during the performance of the Consulting Services hereunder or derived from Confidential Information, as hereinafter defined, including without limitation, as relates to the Core Technology, as defined in the License Agreement (collectively, "Work Product"). Consultant shall treat all Work Product as the Confidential Information of the Company. Consultant agrees and does hereby assign to the Company and its successors and assigns, without further consideration, his entire right, title and interest in and to all Work Product developed during the performance of Consulting Services hereunder or derived from any Confidential Information, whether or not patentable or copyrightable, including all Work Product developed at Dublin, subject only to the provisions of the License Agreement and Rockefeller's rights thereunder and any other existing written agreement Consultant may have with Rockefeller. Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights relating to the Work Product. The parties acknowledge that all


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original works of authorship that are made by Consultant within the scope of the
Consulting Services and that may be protected by copyrighted are "works made for hire," as that time is defined in the United States Copyright Act (17 USC
Section 101).

            Paragraph 10 is amended to read:

            10. Representations and Warranties. Consultant represents and warrants that he is not under any obligation, contractual or otherwise, to Rockefeller, Dublin, or to any other person, which would prevent his entering into this Agreement or prevent, impede or hinder his fully faithfully performing any of his duties and services hereunder.

            Paragraph 11 is amended to read:

            11. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

            If, to Consultant:

                 Dr. William W. Hall
                 c/o University College Dublin
                 Department of Microbiology
                 Belfield, Dublin 4
                 Ireland
                 Fax: 011-353-1-269-7611

            If, to the Company:

                 Virologix Corporation
                 666 Third Avenue, 30th Floor
                 New York, NY 10017
                 Attention: President
                 Fax: 212-986-2399

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


      IN WITNESS WHEREOF, this Amendment to Consulting Agreement has been executed by the Company and Consultant as of June 21, 1996.

                                    VIROLOGIX CORPORATION

                                    By: /s/ Joshua D. Schein
                                        -------------------------
                                        Authorized Officer


                                    /s/ William W. Hall
                                    -----------------------------
                                    Dr. William W. Hall


                                     E-136